Exhibit 5.1

TRENT J. WADDOUPS                                                                                                                                  TELEPHONE  (801)  363-0888

TAYLOR D. CARR   (1944 B  2001)                                                                                                                   FACSIMILE  (801)  363-8512

  Carr & Waddoups

          Attorneys  at  Law,  llc

             609 JUDGE BUILDING

               8 EAST BROADWAY

      SALT LAKE CITY, UTAH  84111

            April 28, 2014

                                                                                                                        e-mail: trent@cw-law.net

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.   20549

Re:                     Our Client:                                Quintec Corp.

                                        State of Incorporation:               Nevada

                                        Issue:                                        Form S-1, Registration Statement

Ladies and Gentlemen

We have acted as counsel to Quintec Corp., a Nevada corporation (the ACompany@) in connection with the Company=s Registration Statement on Form S‑1 as filed with the U.S. Securities and Exchange Commission (the ASEC@) under the Securities Act of 1933, as amended (the AAct@) (the ARegistration Statement@), which relates to the registration of 30,000,000 shares of common stock (the ARegistered Securities@).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S‑K under the Act, and no other opinions are expressed herein nor should they be inferred as to any matter pertaining to the contents of the Registration Statement or related Prospectus of the Company (the AProspectus@), other than as expressly stated herein with respect to the issuance of the Registered Securities.

We have examined originals or copies, certified of otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents, submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others as to factual matters without having independently verified such factual matters.

Re: Quintec Corp.                                                                                                                                     Page 2

April 24, 2014

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We also have assumed that none of (i) the execution, delivery and performance of any of the Documents; (ii) the terms of any of the Registered Securities to be established after the date hereof; (iii) the issuance and delivery of such Registered Securities; or (iv) the compliance by the Company with the terms of such Registered Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company's Articles of Incorporation filed with the Secretary of State of the State of Nevada, as amended from time to time (the AArticles@) or its Bylaws then in effect; (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties; or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Registered Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Registered Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Registered Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) prior to any offering and sale of the Registered Securities, the Company=s board of directors, including any appropriate committee thereof, will take all corporate action necessary to duly authorize the price at which the Registered Securities are to be issued and sold; (iv) the terms of the Registered Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Registered Securities; (v) all Registered Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (vi) the Registrant has received the required consideration for the Registered Securities; and (vii) the number of shares of Common Stock offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock.

Re: Quintec Corp.                                                                                                                                     Page 3

April 24, 2014

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Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that as of the date hereof, the Registered Securities will be, when sold pursuant to and in accordance with the Prospectus, validly issued, fully paid and non‑assessable.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors=  rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion as to any provision (i) which could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys=  fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to the Company=s obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

We express no opinion with respect to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand by the Company or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards or to make determinations conclusive or powers absolute; (iv) any provision which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision which purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control

Re: Quintec Corp.                                                                                                                                     Page 4

April 24, 2014

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such other person or entity; (vii) any provision which purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law; (viii) any provision which purports to prohibit or restrict a transfer of rights; (ix) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (x) the effectiveness of service of process by mail in any suit, action or proceeding of any nature; (xi) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; (xii) a or (xiii) any provision providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy. Further, we express no opinion as to the acceptance by a federal or any state court, as applicable, of jurisdiction of a dispute arising under any Document.

We express no opinion as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set‑off rights; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney‑in‑fact for an adverse party; (vi) states that time is of the essence; or (vii) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

This opinion is limited to the laws of the State of Nevada as currently in effect, and we render no opinion as to the laws of any other state, the Federal laws of the United States, state blue sky laws, or any foreign jurisdictions.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Re: Quintec Corp.                                                                                                                                     Page 5

April 24, 2014

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This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose.  We hereby consent to the filing of this opinion letter as Exhibit 5.0 to the Registration Statement and to the reference to our firm in the Prospectus under the heading AInterests of Named Experts and Counsel ‑ Legal Matters.@   In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Carr & Waddoups

/s/ Trent J. Waddoups

Trent J. Waddoups

TJW:bm

cc: Walter Lee